UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

China Education Alliance, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Address of principal executive offices)

Registrant’s telephone number, including area code:	011-86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 31, 2007, China Education Alliance, Inc. (the “Company”), sold, for a purchase price of $1,000,000, its 3% convertible subordinated note in the principal amount of $1,000,000 to Barron Partners LP. The notes were sold pursuant to an amendment (the “Amendment”) dated as of May 23, 2007 to the previously reported securities purchase agreement (the “Purchase Agreement”) dated May 8, 2007. The Amendment was executed by the parties on May 31, 2007. The note is convertible into either:

(a)
an aggregate of (i) 2,702,702 shares of the Company’s Series A Convertible Preferred Stock, (ii) Warrants to purchase 2,500,000 shares of Common Stock at $.69 per share, and (iii) Warrants to purchase 1,250,000 shares of Common Stock at $.80 per share, or

(b)
an aggregate of (i) 2,702,702 shares of the Common Stock, (ii) Warrants to purchase 2,500,000 shares of Common Stock at $.69 per share and (iii) Warrants to purchase 1,250,000 shares of Common Stock at $.80 per share, or

(c)
if the Company does not amend its articles of incorporation to authorize the issuance of preferred stock and file a certificate of designation setting forth the rights of the holders of the series A preferred stock, as required by the securities purchase agreement pursuant to which the notes were issued and the terms of the notes, 6,452,702 shares of common stock.

By the terms of the note, the note automatically converts into shares of series A preferred stock and the two sets of warrants when the articles of incorporation are amended to create a class of preferred stock and a certificate of designation setting forth the rights, preferences, privileges and limitations of the holders of the series A preferred stock is filed with the Secretary of State of North Carolina. Common stock will only be issued to the extent that the note is converted prior to the automatic conversion to preferred stock and warrants.

The notes provide for interest at 3% per annum. However, upon the conversion of the notes, the Company is to issues the stock and warrants based on the principal amount of the notes. There is no adjustment for the interest. Payment of the notes is subordinated to payment of senior indebtedness, which is defined as indebtedness and obligations to banks, insurance companies and other institutional lenders.

The warrants have a term of five years, and expire on May 31, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the twelve months commencing on May 31, 2007 and thereafter only if the underlying shares are not covered by an effective registration statement.

The warrants provide that the exercise price of the warrants may be reduced by up to 50% if the Company’s pre-tax income per share of common stock, on a fully-diluted basis, is less than $0.06647. Pre tax-income is defined as income before income taxes determined in accordance with generally United States generally accepted accounting principles (“GAAP”) plus (a) any charges relating to the transaction contemplated by the purchase agreement and the registration rights agreement, minus (b) the amount, if any, by which all non-recurring losses or expenses exceed all non-recurring items or income or gain. Pre-tax income shall not be adjusted if all non-recurring items of income or gain exceed all non-recurring losses or expenses. Items shall be deemed to be non-recurring only if they qualify as non-recurring pursuant to GAAP. For determining pre-tax income per share, all shares which are outstanding or which may be issuable upon exercise or conversion of options, warrants and other convertible securities are deemed to be outstanding, regardless of whether the shares would be counted for purposes of computing diluted earnings per shares under GAAP. An adjustment in the warrant exercise price does not affect the number of shares issuable upon exercise of the warrants. The following table sets forth the exercise price of the warrants if the Company’s pre-tax income is 20% below the threshold (a “20% shortfall”) and 50% or more below the threshold (a “50% shortfall”):

	$.69 Warrant	$.80 Warrant
	Number of Shares	Exercise Price
Unadjusted	$.69	$.80
20% shortfall	$.552	$.64
50% shortfall	$.345	$.40

The warrants also give the Company the right to call the warrants for $.01 per share if the trading price of the common stock is not less than the greater of (a) $1.38 or 200% of the exercise price for the $.69 warrants, or (b) $1.38 or 172.5% of the exercise price for the $.80 warrants on each trading day in the 20 trading days ending on the date prior to the date on which the warrants are called for redemption provided that the trading volume on each day in the computation period is at least 200,000 shares.

In order for the Company to exercise the right of redemption, a registration statement covering the sale of the underlying shares must be current and effective. In the event that, at any time subsequent to the date on which the warrants are called for redemption, the shares of common stock underlying the warrants are not subject to a current and effective registration statement, the Company’s right to call the warrants for redemption shall terminate with respect to all warrants that have not then been exercised or converted prior to that date.

The note, the certificate of designation and the warrants provide that those securities may not be exercised or converted if such conversion or exercise would result in the holder and its affiliates having beneficial ownership of more than 4.9% of the Company’s outstanding common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. This limitation may not be waived.

Pursuant to the Amendment:

•
The Company shall place in escrow 833,333 shares of common stock, in addition to the 2,000,000 shares of common stock provided for in the Purchase Agreement, and Mr. Xiqun Yu, the Company’s chief executive officer and principal stockholder, shall place in escrow 833,333 shares of common stock, in addition to the 2,000,000 shares of common stock provided for in the Purchase Agreement. Upon the filing of the certificate of amendment and the certificate of designation, the Company will issue a certificate for 2,833,333 shares of series A preferred stock in exchange for the certificate for 2,833,333 shares of common stock, and the Company shall cancel the returned shares of common stock.

•
If the Company’s pre-tax income for 2007 is less than $0.06647 per share, on a fully-diluted basis, the percentage shortfall shall be determined by dividing the amount of the shortfall by the target number. If the percentage shortfall is equal to or greater than 33 1/3%, then the 2,833,333 shares of series A preferred stock shall be delivered to the investors and the 2,833,333 shares of common stock placed in escrow by Mr. Yu shall be delivered to the Company, and the Company shall cancel such shares.

•	If the percentage shortfall is less than 33 1/3%, the escrow agent shall:

•
(i) deliver to the investors such number of shares of series A preferred stock as is determined by multiplying the percentage shortfall by 2,833,333 shares, and (ii) deliver to the balance of the 2,833,333 shares of series A preferred stock to the Company, and the Company shall cancel such shares, and

•
(i) deliver to the Company such number of shares of common stock as is determined by multiplying the percentage shortfall by 2,833,333 shares, and the Company shall cancel such shares, and (ii) deliver to Mr. Yu the balance of the 2,833,333 shares that were not transferred to the Company.

•
The shares of common stock issuable upon conversion of the note or the series A preferred stock and upon exercise of the warrants are to be registered in accordance with the registration rights agreement executed in connection with the Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01 for information relating to the Company’s obligations under the notes issued to the investors pursuant to the securities purchase agreement.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 for information relating to the issuance of securities pursuant to the Amendment.

Item 9.01 Financial Statements And Exhibits

(a)	Financial Statements

  None

(b)	Exhibits

99.1	Amendment dated as of May 23, 2007 to the securities purchase agreement dated May 8, 2007, among the Company, Barron Partners, LP and the other investors named therein

99.2	3% Convertible Note issued to Barron Partners, LP

99.3	Closing escrow agreement, dated May 8, 2007, among the Company, Barron Partners, LP and the other investors named therein and the escrow agent named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2007	China Education Alliance, Inc.

	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer